UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2010, we entered into the Eighth Amendment (“Amendment”) to our Receivables Purchase Agreement dated April 30, 2001 (“Agreement”) with Market Street Funding LLC and PNC Bank, National Association. The following description of the Amendment is qualified in its entirety by the provisions of the Amendment, which is filed herewith as Exhibit 10.1.

The Amendment extends the term of our accounts receivable securitization facility to July 6, 2010, although it may terminate prior to such date in the event of termination of the commitments of the facility’s back-up purchasers. Prior to the Amendment, this facility was set to expire on May 7, 2010, subject to earlier termination in the event of termination of the commitments of the facility’s back-up purchasers. The facility continues to be subject to the off-peak seasonal funding limit of $25,000,000, which is the funding limit that has been in place since February 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Eighth Amendment dated May 7, 2010 to Receivables Purchase Agreement dated April 30, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:    /s/ Vincent A. Paccapaniccia
Vincent A. Paccapaniccia
Vice President – Finance

Date:   May 12, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Eighth Amendment dated May 7, 2010 to Receivables Purchase Agreement dated April 30, 2001.